                         SHEARSON LEHMAN BROTHERS INC.

                                      and

                     CONTINENTAL BANK, NATIONAL ASSOCIATION
                           As Trustee Under Indenture
                           Dated as of June 14, 1989

                         SECOND SUPPLEMENTAL INDENTURE
                          Dated as of October 3, 1990

                           Providing for issuance of

                   9 7/8% Senior Subordinated Notes Due 1993


          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 3, 1990, between Shearson Lehman Brothers Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at American Express Tower, World Financial Center, New York, New York 10285, and Continental Bank, National Association, a national banking association organized and existing by virtue of the laws of the United States of America (hereinafter called the "Trustee"), Trustee under the Indenture dated as of June 14, 1989, between the Company and the Trustee (hereinafter called the "Original Indenture").

                         W  I  T  N  E  S  S  E  T  H:

          WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of Holders for the purpose of making any other provisions with respect to matters arising therein, provided such action will not adversely affect the interests of the Holders of Securities of any series in any material respect; and

          WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company to provide funds for its corporate purposes; and

          WHEREAS, the Company desires, by this Supplemental Indenture, to create a series of Securities to be issuable under the Original Indenture and to be known as the Company's 9 7/8% Senior Subordinated Notes Due 1993 (hereinafter called the "9 7/8% Notes"), the 9 7/8% Notes to be limited to $100,000,000 in aggregate principal amount, and the terms and provisions thereof to be as hereinafter set forth; and

          WHEREAS, the form of the 9 7/8% Notes and the Trustee's certificate of authentication to be borne by the 9 7/8% Notes are to be in the general form set forth in the Original Indenture, with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

          WHEREAS, all things necessary to make the 9 7/8% Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders, as follows:

          SECTION 1.  Defined Terms.   All terms used in this Supplemental
Indenture which are defined in the Original Indenture have the meanings assigned to them in the Original Indenture.

          SECTION 2.

          (a) Clause (ii) of subsection (b) of Section 702 of the Original Indenture is hereby amended by deleting the word "account" immediately preceding the parenthetical phrase "(if greater)" set forth therein and inserting therefor the following:

      "account(s) and the foreign futures and foreign options secured amounts".

          (b) Clause (ii) of subsection (a) of Section 1203 of the Original Indenture is hereby amended by deleting the word "account" immediately preceding the parenthetical phrase "(if greater)" set forth therein and inserting therefor the following:

      "account(s) and the foreign futures and foreign options secured amounts".

          SECTION 3.  Designation and Terms of the 9 7/8% Notes.   The series of
Securities created by this Supplemental Indenture shall be known and designated as the "9 7/8% Senior Subordinated Notes Due 1993" of the Company.

          The Stated Maturity of the 9 7/8% Notes shall be October 1, 1993 and they shall bear interest from October 3, 1990, or from the most recent Interest Payment Date to which interest on the 9 7/8% Notes then outstanding has been paid or duly provided for, payable semiannually (beginning April 1, 1990)
on April 1 and October 1 in each year, and at Maturity, at the rate of 9 7/8% per annum until the principal amount thereof is paid or duly provided for.

          Payment of principal of the 9 7/8% Notes and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at such person's address appearing in the Security Register.

          The Regular Record Date referred to in Section 301 of the Original Indenture for the payment of interest on the 9 7/8% Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

          The 9 7/8% Notes may be issued in denominations of $1,000 and any integral multiple thereof, provided that the minimum denomination of the 9 7/8% Notes shall be $100,000.
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          Upon execution of this Supplemental Indenture, or from time to time thereafter, 9 7/8% Notes, in an aggregate principal amount not exceeding $100,000,000, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said
9 7/8% Notes to or upon a Company Order.

          SECTION 4.  Redemption of the 9 7/8% Notes.   The 9 7/8% Notes are not
subject to any sinking fund and shall not be redeemable prior to the Stated Maturity thereof, anything in Section 1202 of the Original Indenture to the contrary notwithstanding.

                                  TESTIMONIUM

           This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                SHEARSON LEHMAN BROTHERS INC.

                                                By /s/ Michael R. Milversted
                                                   ---------------------------
                                                    Executive Vice President
                                                          and Treasurer



ATTEST:
/s/ Maureen Boyan
- ----------------------------
        Secretary




                                                CONTINENTAL BANK, NATIONAL
                                                ASSOCIATION

                                                By
                                                    ----------------------------
                                                            Vice President



ATTEST:

- ----------------------------
         Trust Officer

                                  TESTIMONIUM

           This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                SHEARSON LEHMAN BROTHERS INC.

                                                By
                                                   ----------------------------
                                                     Executive Vice President
                                                          and Treasurer



ATTEST:

- ----------------------------
        Secretary




                                                CONTINENTAL BANK, NATIONAL
                                                ASSOCIATION

                                                By  /s/ J. C. Mull, Jr.
                                                    ---------------------------
                                                           Vice President



ATTEST:
/s/ Greg Jordan
- ----------------------------
         Trust Officer

STATE OF NEW YORK  )
                   )              ss.:
COUNTY OF NEW YORK )


          On the 3rd day of October, in the year 1990, before me personally came MICHAEL MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is the Executive Vice President and Treasurer of Shearson Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                        /s/ Eileen M. Bannon
                                        ----------------------------
                                                Notary Public

                                                [Notary Seal]




STATE OF ILLINOIS )
                  )               ss.:
COUNTY OF COOK    )


          On the 3rd day of October, in the year 1990, before me personally
came                          , to me known, who being by me duly sworn, did
depose and say that he resides at                            ; that he is a
Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and the he signed his name thereto by like authority.


                                        ----------------------------
                                                Notary Public

STATE OF NEW YORK  )
                   )               ss.:
COUNTY OF NEW YORK )


          On the 3rd day of October, in the year 1990, before me personally came MICHAEL MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is the Executive Vice President and Treasurer of Shearson Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                        ----------------------------
                                                Notary Public



STATE OF ILLINOIS )
                  )               ss.:
COUNTY OF COOK    )


On the 3rd day of October, in the year 1990, before me personally came J.C.MULL, JR, to me known, who being by me duly sworn, did depose and say that he resides at 3526 IROQUOIS TR., DUNELAND BEACH, IN, that he is a Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and the he signed his name thereto by like authority.


                                        /s/ V. Washington
                                        -----------------------------
                                                Notary Public

                                                [Notary Seal]